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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File Nos. 333-16955 and 333-35143) and Form S-8 (File Nos. 333-28631,
333-20747, 333-16127, 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870,
33-37115, 33-38781, 33-39162, 33-40110, 33-48781, 33-59109, 33-63975 and
33-63977) of our reports dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.



New York, New York
March 5, 1998